SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          August 2, 2004
                                                -------------------------------


Commission         Registrant, State of Incorporation,        I.R.S. Employer
File Number        Address and Telephone Number               Identification No.


1-3526             The Southern Company                       58-0690070
                   (A Delaware Corporation)
                   270 Peachtree Street, N.W.
                   Atlanta, Georgia 30303
                   (404) 506-5000


1-3164             Alabama Power Company                      63-0004250
                   (An Alabama Corporation)
                   600 North 18th Street
                   Birmingham, Alabama 35291
                   (205) 257-1000

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Alabama Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.


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Item 5.         Other Events and Regulation FD Disclosure.

                On August 2, 2004, Alabama Power Company made a filing with the Alabama Public Service Commission to establish a specific rate mechanism for the recovery of retail costs associated with environmental laws, regulations or other such mandates. If approved, the rate mechanism would begin operation in January 2005 and provide for the recovery of these costs pursuant to a factor that will be calculated annually. It is anticipated that for the first two years of the increase, retail rates would increase under the proposed mechanism by approximately 1% ($33 million) in 2005 and approximately an additional 1% ($30 million) in 2006. Such environmental cost recovery would include operation and maintenance expense, depreciation and a return on invested capital. The outcome of this matter cannot now be determined.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 2, 2004
                                               THE SOUTHERN COMPANY



                                               By    /s/W. Dean Hudson
                                                       W. Dean Hudson
                                                        Comptroller

                                               ALABAMA POWER COMPANY



                                               By    /s/Wayne Boston
                                                       Wayne Boston
                                                    Assistant Secretary